SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 12, 2002

OSE USA, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-27712	77-0309372

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2221 Oakland Road, San Jose, CA	95131

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 321-3600

Item 5.    Other Events

On August 12, 2002, OSE USA Inc. (the “Company”) announced the signing of an agreement with its majority shareholder Orient Semiconductor Electronics, Ltd.(“OSE”) to rescind the payment to OSE of 26,344,391 shares previously distributed to OSE. as dividends on the Company’s Series A and Series B Preferred Stock. The obligation to pay the dividends, in the approximate amount of $1.6 million plus interest, will be recorded as a liability during the Company’s current quarter. Copies of the Company’s press release announcing the agreement, and the agreement, are attached as exhibits to this Form 8-K.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

10.46	Exchange Agreement

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSE USA, Inc.

By:	/s/ EDMOND TSENG
Edmond Tseng Chief Executive Officer

Dated: August 12, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
10.46	Exchange Agreement

99.1	Press release (August 12, 2002)